EXHIBIT 10.43

WAIVER, AMENDMENT AND CONSENT AGREEMENT

THIS WAIVER, AMENDMENT AND CONSENT AGREEMENT dated as of November 2, 2017 (this "Agreement") is entered into among Pernix Therapeutics Holdings, Inc. (the "Company") and the Holders party hereto (the "Consenting Holders"), in their capacity as Holders of the Company's 12% Senior Secured Notes due 2020 (the "Securities").

WHEREAS, the Company, the guarantors party thereto and the Trustee have previously entered into that certain Indenture dated as of August 19, 2014 (the "Indenture"), as amended and supplemented by the First Supplemental Indenture dated as of April 21, 2015 and the Second Supplemental Indenture dated as of July 21, 2017, providing for the issuance and governance of the Securities;

WHEREAS, Pernix Ireland Limited, a subsidiary of the Company and a Credit Party under the Indenture, possesses the rights to market and distribute an authorized generic version (the "Authorized Treximet Generic") of the pharmaceutical product containing sumatriptan and naproxen sodium and currently marketed under the Treximet® trademark ("Treximet");

WHEREAS, the Company wishes to maintain inventory of the Authorized Treximet Generic at, and market and distribute the Authorized Treximet Generic through, its indirectly wholly owned subsidiary, Macoven Pharmaceuticals, L.L.C.;

WHEREAS, pursuant to Section 9.02(a) of the Indenture, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance with and amend any provision of the Indenture, except as otherwise provided by Section 9.02(a) of the Indenture;

WHEREAS, the Consenting Holders collectively hold at least a majority in aggregate principal amount of the Securities outstanding as of the date hereof;

WHEREAS, the Company desires and has requested that the Consenting Holders give their written consent to waive compliance with and amend certain provisions of the Indenture as set forth in Section 2 of this Agreement; and

WHEREAS, the Consenting Holders desire on behalf of the Holders of all of the Notes to waive compliance with and amend certain provisions of the Indenture as set forth in Section 2 of this Agreement, subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Defined Terms. For all purposes of this Agreement, except as otherwise defined herein, terms used herein in capitalized form and defined in the Indenture shall have the meaning set forth in the Indenture.

SECTION 2.    Waiver. The Consenting Holders hereby waive compliance with each Credit Party's obligations as set forth in Section 4.10(b) of the Indenture solely to the extent necessary to permit Pernix Ireland Limited, on the one hand, and Macoven Pharmaceuticals, L.L.C., on the other, to enter into the intercompany distribution agreement substantially in the form attached hereto as Exhibit A (the "Macoven Distribution Agreement"), for the sole purpose of granting Macoven Pharmaceuticals, L.L.C. the rights to market and distribute the Authorized Treximet Generic, and waive any Event of Default which may exist under Section 6.01(d) of the Indenture or which may arise from entry into the Macoven Distribution Agreement.

SECTION 3.    Notice. The Company shall provide notice of this Agreement in accordance with Section 9.02(b) of the Indenture by providing to holders of the Securities a notice substantially in the form attached hereto as Exhibit B.

SECTION 4.    Amendments to Indenture. The Parties hereby further agree that:

  Each of the following definitions appearing in section 1.01 of the Indenture shall be deleted and restated as follows:

  "Intercompany Distribution Agreement" means, collectively, (a) the Product License and Distribution Agreement, dated as of August 19, 2014, between Ireland Newco and Pernix Therapeutics, LLC as amended on November 2, 2017, and (b) the Product License and Distribution Agreement, dated as of November 2, 2017, between Ireland Newco and Macoven Pharmaceuticals, L.L.C., and any replacement or additional such agreement on substantially similar terms, provided, such replacement or additional agreement shall not be adverse to the interests of the Holders in any respect.

  "Treximet" means the pharmaceutical product containing sumatriptan and naproxen sodium and currently marketed under the Treximet® trademark, and any authorized generic of Treximet.

  The following shall be inserted as clause (c) to Section 4.27 of the Indenture:

  The Issuer shall provide a true and accurate copy of any amended, revised or updated Schedule 5.1 of the Intercompany Distribution Agreement to the Holders as soon as reasonably practicable and in any event no later than 30 days of such amendment taking effect. Each Credit Party shall not terminate the Intercompany Distribution Agreement, or otherwise exercise its rights pursuant to Section 11.3 of the Intercompany Distribution Agreement without the prior written consent of the Required Holders. Section 11.4 of the Intercompany Distribution Agreement shall not be amended, modified or waived, directly or indirectly, without the prior written consent of the Required Holders. Each Credit Party shall not, directly or indirectly, assign or permit to be assigned the Intercompany Distribution Agreement except as expressly permitted by Section 12.4 of the Intercompany Distribution Agreement, and any such assignee of the Intercompany Distribution Agreement shall, at all times during any such assignment, remain a wholly-owned subsidiary of the Issuer and Guarantor and shall not create, assume or suffer to exist any Lien on any of its assets.

  The following shall be inserted as clause (n) to Section 6.01 of the Indenture:

  failure by any Credit Party to comply with Section 4.27(c).

  Section 6.01 (d) of the Indenture shall be deleted and replaced with the following:

failure by any Credit Party for 60 days (or, in the case of a failure to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27 (a)-(b) or 5.01, 30 days) after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding has been received by such Credit Party to comply with any of its other agreements contained in the Securities or this Indenture (the "other covenants provision")

SECTION 5.    Beneficial Ownership. Each undersigned Consenting Holder (each a "Beneficial Owner") represents and warrants to the Trustee that, as of the date hereof, it is the legal or beneficial holder of or the investment manager with sole discretionary authority in respect of the principal amount of the Securities indicated under its name below and as evidenced by the confirmation with respect to such Beneficial Owner attached hereto as Exhibit C, and hereby directs the Trustee to execute and deliver this Agreement in accordance with Section 6.05 of the Indenture.

SECTION 6.    Conditions Precedent. The effectiveness of this Agreement is subject to: (i) the delivery of an Officer's Certificate and Opinion of Counsel pursuant to Section 9.03 of the Indenture in the forms attached hereto as Exhibits D and E, respectively; (ii) (a) payment of $100,000 to Sullivan & Cromwell LLP with respect to fees and expenses incurred in connection with the negotiation and execution of this Agreement and matters relating to the interpretation of the Indenture and (b) the payment of the reasonably incurred fees and expenses of Arthur Cox incurred in connection with the negotiation and execution of this Agreement; provided that the Company shall not reimburse any further fees or expenses related to this Agreement (except for the fees and expenses of the Trustee, including, without limitation, those of its counsel, payable in accordance with Section 7.06 of the Indenture), and it is understood and agreed that reimbursement of future fees relating to the interpretation of or future amendments of the Indenture shall require a separate express written consent of the Company; and (iii) the due authorization, execution and delivery of this Agreement by all parties.

SECTION 7.    Binding Effect; Ratification of Indenture. Pursuant to Section 9.03(a) of the Indenture, this Agreement shall bind every Holder after it becomes effective. Except as expressly set forth herein, the Indenture and the rights of the Company, the Guarantors and the Holders thereunder are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.

SECTION 8.    Successors and Assigns. All covenants and agreements in this Agreement by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

SECTION 9.    Multiple Originals; Telecopies. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by PDF or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING NEW YORK GENERAL OBLIGATION LAW 5-1401 AND ANY SUCCESSOR THERETO).

SECTION 11.    Effectiveness. This Agreement shall become effective on the first date on which the Consenting Holders shall have received counterparts hereof signed by each of the Company and Trustee (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Consenting Holders in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and all conditions precedent shall have been met or waived.

SECTION 12.    Trustee Not Responsible. The recitals contained herein shall be taken as the statements of the Company and the Consenting Holders, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement.

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IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Agreement as of the date first above written.

PERNIX THERAPEUTICS HOLDINGS, INC.

By: /s/ John A. Sedor
Name: John A. Sedor
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DEERFIELD PARTNERS, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND II, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Athyrium Opportunities Fund (A) LP
Athyrium Opportunities Fund (B) LP

By: Athyrium Opportunities Associates LP, its general partner

By: Athyrium Opportunities Associates GP LLC, its general parter

By: /s/ Andrew Hyman
Name: Andrew Hyman
Title: Authorized Signatory

Acknowledged By:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Steven J. Gomes
Name: Steven J. Gomes
Title: Vice President

Exhibit A

Macoven Distribution Agreement

Exhibit B

Form of Notice to Holders

Exhibit C

Indenture, dated as of August 19, 2014 (the "Indenture"), as amended and supplemented by the First Supplemental Indenture dated as of April 21, 2015 and the Second Supplemental Indenture dated as of July 21, 2017
(the "Indenture"), among Pernix Therapeutics Holdings, Inc., (the "Issuer"), the Guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the Issuer's 12% Senior Secured Notes due 2020

Beneficial Note Holder Certification Form

Exhibit D

Officer's Certificate

Exhibit E

Opinion of Counsel